Exhibit 10.32

The amended and restated change in control agreement presented below was executed between Stoneridge, Inc. and the following executives:  John C. Corey, George E. Strickler, Mark J. Tervalon, Thomas A. Beaver, Michael D. Sloan and Vincent F. Suttmeier.

STONERIDGE, INC.
AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT, dated August 2, 2007, (the “Agreement”) is by and between Stoneridge, Inc. an Ohio corporation (“Employer”) and __________________ (“Executive”) and is made this 31st day of December 2008.

WHEREAS, Employer and Executive have agreed that the terms of the Agreement require change to comply with recent guidance from the Internal Revenue Service with respect to certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of Executive continuing with Employer and of the mutual promises herein contained, Executive and Employer, intending to be legally bound, hereby agree as follows:

3.	Section 1, Paragraph 5 is deleted in its entirety and a new Section 1, Paragraph 5 shall be added and provide as follows:

“5.            ‘Executive’s Annual Bonus’ means the greater of Executive’s average annual bonus over the last three completed fiscal years or the last five completed fiscal years.  If Executive has not been employed by Employer for three completed fiscal years, Executive’s Annual Bonus means the average annual bonus awarded to Executive for the completed fiscal years during his employment, or if Executive has not been employed for a complete fiscal year, Executive’s Annual Bonus means an amount equal to the incentive compensation Executive would have been entitled to in the year the Triggering Event occurred calculated based upon the personal and Employer targets or performance goals that were achieved as of the date of the Triggering Event.”

2.	Section 1, Paragraph 7 is deleted in its entirety and a new Section 1, Paragraph 7 shall be added and provide as follows:

“7.           ‘Executive Pro Rata Annual Bonus’  means an amount equal to the pro rata amount of incentive compensation Executive would have been entitled to at the time of a Triggering Event calculated based upon the personal and Employer targets or performance

The Agreement remains otherwise without change.

STONERIDGE, INC.

By
	John Corey	Executive